EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended December 31, 2019

NEW YORK, Feb. 05, 2020 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) (TASE: PFLT) announced today financial results for the first fiscal quarter ended December 31, 2019.

HIGHLIGHTS
Quarter ended December 31, 2019
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,176.1
PSSL investment portfolio	$493.2
Net assets	$502.0
Net asset value per share	$12.95

Credit Facility	$334.0
2023 Notes	$133.8
2031 Asset-Backed Debt	$224.4

Yield on debt investments at quarter-end	8.4%

Operating Results:
Net investment income	$11.1
Net investment income per share	$0.29
Distributions declared per share	$0.285

Portfolio Activity:
Purchases of investments	$239.4
Sales and repayments of investments	$143.7

Number of new portfolio companies invested	10
Number of existing portfolio companies invested	31
Number of ending portfolio companies	102

(1) Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $171.9 million, at fair value.

CONFERENCE CALL AT 10:00 A.M. ET ON FEBRUARY 6, 2020

PennantPark Floating Rate Capital Ltd. (“we,” “our,” “us” or the “Company”) will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 6, 2020 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 289-0438 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0402. All callers should reference conference ID #4990670 or PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through February 20, 2020 by calling toll-free (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #4990670.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased that our current run rate net investment income covers the dividend due to the selective growth of the portfolio, as well as the maturation of PSSL,” said Arthur Penn, Chairman and CEO. “Our earnings stream should have a nice tailwind based on a gradual increase in our debt to equity ratio, while still maintaining a prudent debt profile.”

As of December 31, 2019, our portfolio totaled $1,176.1 million and consisted of $1,042.5 million of first lien secured debt (including $122.2 million in PSSL), $32.9 million of second lien secured debt and $100.7 million of preferred and common equity (including $49.7 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of December 31, 2019, we had one portfolio company on non-accrual, representing 0.4% and zero of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $7.0 million. Our overall portfolio consisted of 102 companies with an average investment size of $11.5 million, had a weighted average yield on debt investments of 8.4%, and was invested 89% in first lien secured debt (including 10% in PSSL), 3% in second lien secured debt and 8% in preferred and common equity (including 4% in PSSL). As of December 31, 2019, 97% of the investments held by PSSL were first lien secured debt.

As of September 30, 2019, our portfolio totaled $1,081.7 million and consisted of $944.9 million of first lien secured debt (including $122.2 million in PSSL), $34.4 million of second lien secured debt and $102.4 million of preferred and common equity (including $50.0 million in PSSL). Our debt portfolio consisted of 99% variable-rate investments. As of September 30, 2019, we had one portfolio company on non-accrual, representing 0.4% and zero of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $3.5 million. Our overall portfolio consisted of 95 companies with an average investment size of $11.4 million, had a weighted average yield on debt investments of 8.7%, and was invested 87% in first lien secured debt (including 11% in PSSL), 3% in second lien secured debt and 10% in preferred and common equity (including 5% in PSSL). As of September 30, 2019, 97% of the investments held by PSSL were first lien secured debt.

For the three months ended December 31, 2019, we invested $239.4 million in 10 new and 31 existing portfolio companies with a weighted average yield on debt investments of 8.2%. Sales and repayments of investments for the three months ended December 31, 2019 totaled $143.7 million.

For the three months ended December 31, 2018, we invested $180.7 million in nine new and 24 existing portfolio companies with a weighted average yield on debt investments of 8.6%. Sales and repayments of investments for the three months ended December 31, 2018 totaled $190.3 million.

PennantPark Senior Secured Loan Fund I LLC

As of December 31, 2019, PSSL’s portfolio totaled $493.2 million, consisted of 49 companies with an average investment size of $10.1 million and had a weighted average yield on debt investments of 7.4%. As of September 30, 2019, PSSL’s portfolio totaled $488.5 million, consisted of 45 companies with an average investment size of $10.9 million and had a weighted average yield on debt investments of 7.6%.

For the three months ended December 31, 2019, PSSL invested $69.1 million (of which $68.9 million was purchased from the Company) in eight new and one existing portfolio companies with a weighted average yield on debt investments of 7.5%. PSSL’s sales and repayments of investments for the three months ended December 31, 2019 totaled $66.4 million. For the three months ended December 31, 2018, PSSL invested $142.4 million (of which $38.0 million was purchased from the Company) in nine new and three existing portfolio companies with a weighted average yield on debt investments of 8.1%. PSSL’s sales and repayments of investments for the three months ended December 31, 2018 totaled $70.7 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2019 and 2018.

Investment Income

Investment income for the three months ended December 31, 2019 was $24.6 million and was attributable to $22.4 million from first lien secured debt and $2.2 million from second lien secured debt, subordinated debt and preferred and common equity, respectively. This compares to investment income for the three months ended December 31, 2018, which was $23.2 million and was attributable to $21.1 million from first lien secured debt and $2.1 million from second lien secured debt, subordinated debt and preferred and common equity, respectively. The increase in investment income compared to the same periods in the prior year was primarily due to the growth of our portfolio.

Expenses

Expenses for the three months ended December 31, 2019 totaled $13.5 million. Base management fee for the same period totaled $2.8 million, incentive fee totaled $2.3 million (including $2.3 million on net investment income and zero accrued but not payable on realized gains), debt related interest and expenses totaled $7.3 million, general and administrative expenses totaled $1.0 million, and provision for taxes of $0.1 million. This compares to expenses for the three months ended December 31, 2018, which totaled $12.2 million. Base management fee for the same period totaled $2.5 million, incentive fee totaled $(1.2) million (including $0.2 million on net investment income and $(1.4) million accrued but not payable on realized gains), debt related interest and expenses totaled $9.8 million (including $4.5 million in Credit Facility amendment costs) and general and administrative expenses totaled $1.1 million. The increase in expenses for the three months ended December 31, 2019 compared to the same period in the prior year was primarily due to increase in management and incentive fees and debt related interest and expenses due to the growth of our portfolio in the current period.

Net Investment Income

Net investment income totaled $11.1 million or $0.29 for the three months ended December 31, 2019. Net investment income totaled $10.9 million or $0.28 per share for the three months ended December 31, 2018. The change in net investment income compared to the same period in the prior year was primarily due to the growth of our portfolio in the current year as well as financing costs incurred in the prior year.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended December 31, 2019 totaled $143.7 million and net realized gains totaled $1.0 million. Sales and repayments of investments for the three months ended December 31, 2018 totaled $190.3 million, and net realized gains totaled $0.9 million. The change in realized gains/losses was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments, the Credit Facility and the 2023 Notes

For the three months ended December 31, 2019, we reported net change in unrealized depreciation on investments of $3.5 million. For the three months ended December 31, 2018, we reported net change in unrealized depreciation on investments of $12.4 million. As of December 31, 2019 and 2018, our net unrealized depreciation on investments totaled $7.0 million and $13.3 million, respectively. The net change in unrealized depreciation on our investments compared to the same period in the prior year was primarily due to changes in the capital market conditions, the financial performance of certain portfolio companies and the reversal of unrealized appreciation/depreciation on investments that were realized.

For the three months ended December 31, 2019 and 2018, the Credit Facility and the 2023 Notes had a net change in unrealized appreciation of $1.4 million and $5.5 million, respectively. As of December 31, 2019 and 2018, the net unrealized depreciation on the Credit Facility and the 2023 Notes totaled $6.0 million and $4.7 million, respectively. The net change in net unrealized depreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $10.0 million or $0.26 per share, respectively, for the three months ended December 31, 2019. This compares to a net change in net assets resulting from operations of $5.0 million or $0.13 per share for the three months ended December 31, 2018. The increase net assets from operations compared to the same period in the prior year was primarily due to appreciation of the portfolio in the current period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, debt capital and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

The annualized weighted average cost of debt for the three months ended December 31, 2019 and 2018, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 4.5% and 5.3%, respectively. As of December 31, 2019 and September 30, 2019, we had $184.7 million and $254.7 million of unused borrowing capacity under the Credit Facility, respectively, subject to the regulatory restrictions.

As of December 31, 2019 and September 30, 2019, PennantPark Floating Rate Funding I, LLC, or Funding I, borrowed $335.3 million and $265.3 under the Credit Facility, respectively. The Credit Facility had a weighted average interest rate of 3.7% and 4.1%, exclusive of the fee on undrawn commitments as of December 31, 2019 and September 30, 2019, respectively.

As of December 31, 2019 and September 30, 2019, we had cash equivalents of $56.3 million and $63.3 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities used cash of $66.1 million for the three months ended December 31, 2019, and our financing activities provided cash of $58.9 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from draws on our credit facility, partially offset by distributions paid to stockholders.

Our operating activities used cash of $43.6 million for the three months ended December 31, 2018 and our financing activities provided cash of $6.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from draws on our credit facility, partially offset by distributions paid to stockholders.

DISTRIBUTIONS

During the three months ended December 31, 2019 and 2018, we declared distributions of $0.285 per share, for total distributions of $11.1 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2019	September 30, 2019
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (cost—$983,709,595 and $886,955,156, respectively)	$988,154,489	$889,113,264
Non-controlled, affiliated investments (cost—$24,922,178 and $23,645,693, respectively)	16,039,827	20,430,565
Controlled, affiliated investments (cost—$174,562,500 and $174,562,500, respectively)	171,921,598	172,163,080
Total of investments (cost—$1,183,194,273 and $1,085,172,349, respectively)	1,176,115,914	1,081,706,909
Cash and cash equivalents (cost—$56,261,842 and $63,367,237, respectively)	56,292,541	63,337,728
Interest receivable	3,144,695	3,892,292
Receivable for investments sold	58,425,962	2,997,546
Prepaid expenses and other assets	402,760	441,337
Total assets	1,294,381,872	1,152,375,812
Liabilities
Distributions payable	3,683,347	3,683,347
Payable for investments purchased	85,457,647	12,033,794
Credit Facility payable, at fair value (cost—$335,307,500 and $265,307,500, respectively)	334,040,510	263,988,583
2023 Notes payable, at fair value (par—$138,579,858)	133,826,569	135,240,084
2031 Asset-Backed Debt, net (par—$228,000,000)	224,393,947	224,321,845
Interest payable on debt	4,085,056	3,275,481
Base management fee payable	2,830,159	2,728,019
Performance-based incentive fee payable	2,315,834	2,532,205
Accrued other expenses	1,768,439	1,514,943
Total liabilities	792,401,508	649,318,301
Commitments and contingencies
Net assets
Common stock, 38,772,074 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	38,772	38,772
Paid-in capital in excess of par value	538,632,828	538,632,828
Distributable income	(36,691,236)	(35,614,089)
Total net assets	$501,980,364	$503,057,511
Total liabilities and net assets	$1,294,381,872	$1,152,375,812
Net asset value per share	$12.95	$12.97

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2019	2018
Investment income:
From non-controlled, non-affiliated investments:
Interest	$18,909,894	$18,169,998
Other income	773,103	621,189
From non-controlled, affiliated investments:
Interest	225,353	—
From controlled, affiliated investments:
Interest	3,155,324	2,818,045
Dividend	1,575,000	1,575,000
Total investment income	24,638,674	23,184,232
Expenses:
Base management fee	2,830,159	2,498,766
Performance-based incentive fee	2,315,834	(1,192,409)
Interest and expenses on debt	7,307,264	5,305,478
Administrative services expenses	350,000	500,000
Other general and administrative expenses	616,077	616,075
Expenses before amendment costs, debt issuance costs and provision for taxes	13,419,334	7,727,910
Credit Facility amendment costs and debt issuance costs	—	4,512,279
Provision for taxes	100,000	—
Total expenses	13,519,334	12,240,189
Net investment income	11,119,340	10,944,043
Realized and unrealized loss on investments and debt:
Net realized gain on investments:
Non-controlled, non-affiliated investments	1,012,313	923,466
Net realized loss on investments	1,012,313	923,466
Net change in unrealized depreciation on:
Non-controlled, non-affiliated investments	2,379,358	(10,041,539)
Controlled and non-controlled, affiliated investments	(5,899,705)	(2,364,468)
Debt depreciation	1,361,588	5,533,693
Net change in unrealized depreciation on investments and debt	(2,158,759)	(6,872,314)
Net realized and unrealized loss from investments and debt	(1,146,446)	(5,948,848)
Net increase in net assets resulting from operations	$9,972,894	$4,995,195
Net increase in net assets resulting from operations per common share	$0.26	$0.13
Net investment income per common share	$0.29	$0.28

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.8 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com